                                                                    Exhibit 99.1


                    M.A. HANNA AND GEON AGREE TO CONSOLIDATE,

                FORMING WORLD'S LARGEST POLYMER SERVICES COMPANY

- COMBINATION PROVIDES COMPLEMENTARY STRENGTHS IN CUSTOMER FOCUS, OPERATIONS, POLYMER COMPOUNDING, INFORMATION TECHNOLOGY, GLOBAL REACH

-        $3.5 BILLION COMPANY TO HAVE NEW NAME, KEEP HEADQUARTERS IN CLEVELAND
         AREA

-        PHILLIP ASHKETTLE TO BE CHAIRMAN AND CEO, THOMAS WALTERMIRE PRESIDENT
         AND COO

-        TRANSACTION WILL BE STOCK-FOR-STOCK, NON-CASH EXCHANGE

- COMPANIES COMMIT TO AT LEAST $50 MILLION IN ANNUAL OPERATING EARNINGS IMPROVEMENT BY 2002

CLEVELAND - May 8, 2000 - The Geon Company (NYSE: GON) and The M.A. Hanna Company (NYSE: MAH) announced today that they will join forces to create the world's largest polymer services company. The two companies intend to consolidate their global operations into a new organization, demonstrating leadership in consolidating the specialty chemical industry.

The new company will have initial annual revenues of approximately $3.5 billion, with anticipated market capitalization well above $1 billion. Closing is anticipated in August. It is expected that shares of the new company will be listed on the New York Stock Exchange. The consolidation is subject to approval by shareholders of both companies and regulatory approvals.

The combination brings together two companies with complementary strengths and common strategies to become a world leader in performance polymers and services
- linking Geon's operating strengths with M.A. Hanna's experience in multi-polymer compounding, colorants and distribution. The new company's strong balance sheet will allow it to pursue an aggressive acquisition strategy.

Under a definitive consolidation agreement approved by the companies' boards of directors at special meetings yesterday:

- Phillip D. Ashkettle, 54, will be chairman and chief executive officer of the combined company, and Thomas A. Waltermire, 50, will be president and chief operating officer. Under a transition plan, Waltermire will become CEO on January 1, 2002, and chairman at the 2004 annual shareholder meeting.

-        The consolidation will take place in the form of a cashless stock swap.

- The companies have agreed on fundamental strategies and are committed to achieving at least $50 million in operating earnings improvement annually from raw materials savings, market-related opportunities and overhead reductions by 2002.

- The corporate headquarters will be consolidated at a new site in Greater Cleveland that is yet to be determined. The new company will have more than 10,000 employees, 80 manufacturing sites and an extensive distribution network worldwide.

-        The new organization will begin immediately to develop a new name.

"The strengths of our existing companies complement one another remarkably well, especially in major markets served," said Ashkettle, currently chairman, president and chief executive officer of M.A. Hanna. "We were attracted to Geon's strengths in vinyl materials, operations, information technology and e-commerce. Together we can go to market with a breadth of technologies and services that is second to none, creating the leadership position in every area in which we operate."

Waltermire, now Geon's chairman and chief executive officer, added, "M.A. Hanna brings just what Geon needs to grow - size, multi-polymer based products, and strong international presence. In addition, we share similar business philosophies in key areas, such as customer-focused teams, value-added selling and aggressive growth. We believe the combination of our two strong organizations creates an outstanding opportunity for our customers, employees, suppliers and shareholders."

Ashkettle will have principal responsibility for corporate direction, external relations and mergers and acquisitions. Waltermire will be responsible for operations, organic growth, most corporate staff functions and e-business strategies.

"Acquisitions remain a key element of our strategy," said Ashkettle. "In this consolidating industry, there are a lot of opportunities to add value for customers and shareholders of the combined company. We will be in a much stronger position as the consolidator of choice to expand our business portfolio and strengthen our global presence."

Waltermire added, "This combination enhances our ability to create a world-class polymer services business focused on growth with solid margins and made up of a network of closely aligned business teams. We believe the new company will bring an unmatched capability to help our customers become more profitable. By combining both Hanna's and Geon's developing e-commerce capabilities as well as creating customer-focused teams, we will make already good customer service even better."

The new board of directors will consist of 10 external members selected equally from the current boards in addition to Ashkettle and Waltermire. Current member of Geon's board joining the new company board are: James K. Baker, Gale Duff-Bloom, J. Douglas Campbell, D. Larry Moore, and Farah M. Walters. Joining from the M.A. Hanna board will be Wayne R. Embry, Robert A. Garda, Gordon D. Harnett, David H. Hoag and Marvin L. Mann.

Under the arrangement, M.A. Hanna and Geon will consolidate into a new Ohio corporation. Shareholders of M.A. Hanna will receive one share of the new corporation for each share they own at the time of closing. Shareholders of Geon will receive two shares of the new corporation for each share they own at the time of closing. Following the consolidation, current M.A. Hanna shareholders will hold approximately 50 percent and Geon shareholders approximately 50 percent of the new corporation. The resulting corporation will be incorporated in Ohio to reflect the strong Ohio presence of the combined companies.

Salomon Smith Barney Inc. is representing M.A. Hanna as investment banking advisers, and McDonald Investments, A KeyCorp Company, is representing Geon.

M.A. Hanna Company, headquartered in Cleveland, is a $2.3 billion international specialty polymers company focused on the plastics and rubber industries through its operations in North America, Europe and Asia. Its primary businesses are plastics compounding and color and additive systems, rubber compounding and color and additives, and distribution of plastic resins and engineered plastic shapes. Information on the company's products and services, as well as investor presentations and details of its financial performance, is available at http://www.mahanna.com.

The Geon Company is a leading North American-based polymer services and technology company with operations in vinyl compounds, specialty vinyl resins and formulations, engineered films, and other value-added products and services. Headquartered in Avon Lake, Ohio, The Geon Company and its subsidiaries employ more than 3,200 people and have 30 manufacturing plants in the United States, Canada, England and Australia, and joint ventures in the United States, Canada, England, Australia, Singapore and Colombia. Information on the Company's products and services, as well as news releases, EDGAR filings, Form 10-K, 10-Q, etc. is available on the Internet at http://www.geon.com.

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This release contains statements concerning trends and other forward-looking information affecting or relating to Geon and M.A. Hanna and their respective industry that are intended to qualify for the protections afforded "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the proposed transaction described in this release are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) the risk that the M.A. Hanna and Geon businesses will not be integrated successfully; (2) inability to achieve or delays in achieving savings related to business consolidation and restructuring programs; (3) unanticipated delays in achieving or inability to achieve cost reduction and employee productivity goals; (4) costs related to the proposed transaction; (5) inability to obtain, or meet conditions imposed for, governmental approvals for the merger; (6) fluctuations in raw material prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) failure of the Geon or Hanna stockholders to approve the proposed transaction; (8) unanticipated costs or difficulties in the operation of Oxy Vinyls LP.

In connection with the business combination transaction, Geon and M.A. Hanna expect to file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission. Geon and M.A. Hanna expect to send the joint proxy statement/prospectus to their respective stockholders seeking their approval of the proposed business combination transaction.

We urge investors and stockholders to read the joint proxy statement/prospectus carefully when it is available. The joint proxy statement/prospectus will contain important information about the resulting company, Geon, M.A. Hanna, the proposed business combination transaction, and related matters. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and these documents, once available, as well as other filings made by Geon and M.A. Hanna with the Commission through the website maintained by the Commission at http://www.sec.gov. Free copies of the joint proxy statement/prospectus and these other documents, once available, may also be obtained by Geon stockholders by directing a request to Geon at One Geon Center, Avon Lake, Ohio 44012 Attention: Corporate Secretary, and by M.A. Hanna stockholders by directing a request to M.A. Hanna at Suite 36-5000, 200 Public Square, Cleveland, Ohio 44114 -2304, Attention: Corporate Secretary.

M.A. Hanna, its directors, executive officers and certain other members of management and employees may be soliciting proxies from M.A. Hanna stockholders in favor of the consolidation. Information concerning the participants in the solicitation is set forth in the Current Report on Form 8-K filed by M.A. Hanna with the SEC on May 8, 2000.

Geon, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Geon stockholders in favor of the consolidation. Information concerning the participants in the solicitation is set forth in the Current Report on Form 8-K filed by Geon with the SEC on May 8, 2000.

Investor & Media Contacts:       Dennis Cocco
                                 Vice President, Corporate & Investor Affairs
                                 The Geon Company
                                 (440) 930-1538

                                 Christopher Farage
                                 Director, Investor Relations
                                 The M.A. Hanna Company
                                 (216) 589-4085